Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports First Quarter 2022 Results

First quarter GAAP earnings per share (EPS) of $0.74, adjusted EPS of $0.51, 20.5% GAAP operating margin, 21.8% adjusted operating margin excluding Business Solutions

Proceeds received from Business Solutions sale

2022 financial outlook revised due to suspension of services in Russia, Belarus, and related impacts

DENVER, April 28, 2022: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payments, today reported first quarter 2022 financial results and updated its full year financial outlook.

The Company’s first quarter revenue of $1.2 billion declined 4% on a reported basis, or 1% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year period. Argentina inflation benefited revenue growth by approximately 1 percentage point. First quarter revenue was impacted by a decline in retail money transfer, as well as the suspension of services in Russia and Belarus.

GAAP EPS in the first quarter was $0.74, compared to $0.44 in the prior year period. The year-over-year increase in GAAP EPS was primarily due to partial recognition of the gain on the sale of Business Solutions.

Adjusted EPS in the first quarter was $0.51, compared to $0.44 in the prior year period. Year-over-year growth in adjusted EPS was driven by higher operating margin and share repurchases, partially offset by a higher effective tax rate. For a full reconciliation between GAAP and Adjusted EPS, please see the “Adjustment Items” section of this press release.

“As I continue my assessment of Western Union’s business and its unique assets, I remain optimistic about the potential of the brand, the platform, and the market opportunity,” said Devin McGranahan, President and Chief Executive Officer of Western Union. “Our long-term strategy development process is continuing, and I look forward to sharing in greater detail our plans for the future at our Investor Day which we will host in New York City in the fall."

“In late-March, we suspended Western Union operations in Russia and Belarus due to the conflict in Ukraine. We are saddened by the current situation and recognize the harm to our colleagues, customers, agents, and partners who have been impacted. As a result of suspending business in those countries, we have revised our 2022 financial outlook downward.”

CFO Raj Agrawal stated, “Our business continues to deliver strong operating cash flows and our financial position was further strengthened from the Business Solutions sale proceeds. As we consider strategic options to deploy the proceeds, we strengthened our balance sheet, and returned over $240 million to shareholders through a combination of dividends and share repurchases.”

Q1 Business Highlights

•
Consumer-to-Consumer (C2C) revenues declined 5% on a reported basis or 3% on a constant currency basis, while transactions declined 4% compared to the prior year period. Regionally, transaction declines in North America, Europe and CIS, and APAC were partially offset by transaction growth in MEASA and LACA.

•
Digital money transfer revenues increased 5% on a reported basis, or 6% constant currency, and represented 25% and 37% of total C2C revenues and transactions, respectively. Westernunion.com revenue grew 4% on a reported basis, or 5% on a constant currency basis, including cross-border revenue growth of 7%. As expected, digital growth moderated, given the significant demand the Company experienced in 2020 and the first half of 2021.

•
The Company completed the first closing of its divestiture of Business Solutions on March 1, 2022, concurrently receiving the entire proceeds for the transaction. The second closing is expected to be completed in the second half of 2022, subject to regulatory approvals. Until the second closing, the Company will recognize revenue, operating profit, and contractual profit payments to the buyers for the business in the European Union and the United Kingdom.

Q1 Financial Highlights

•
GAAP operating margin in the quarter was 20.5%, compared to 19.2% in the prior year period. The adjusted operating margin was 21.8% compared to 19.3% in the prior year period, with the prior year negatively impacted by 30 basis points from the inclusion of Business Solutions. The increase in adjusted operating margin was primarily due to the timing of investments, product and channel mix, and changes in foreign currency. For a detailed reconciliation between GAAP and Adjusted operating margin, please see the “Adjustment Items” section of this press release.

•
The GAAP effective tax rate in the quarter was 19.0%, compared to 10.4% in the prior year period, and the adjusted effective tax rate was 13.0% in the quarter, compared to 10.5% in the prior year period. The increase in the Company’s GAAP effective tax rate was primarily due to the sale of the Company's Business Solutions business, discrete benefits in the prior period not recurring in the current period, and the Company's decision to suspend its operations in Russia and Belarus.

•
Cash flow from operating activities for the quarter was $200 million. The Company returned $242 million to shareholders in the first quarter, consisting of $92 million in dividends and $150 million of share repurchases.

2022 Outlook

Today, the Company updated its full year 2022 financial outlook due to suspension of operations in Russia and Belarus and other related impacts.

GAAP figures reflect an expected partial year of Business Solutions ownership including contractual payments to the buyers, representing profits between the first and second closings, associated divestiture and acquisition costs, exit costs, and an estimated pre-tax gain of approximately $270 million for the full year, of which $151 million was recognized in the first quarter and the remainder is expected to occur in the second half of 2022, subject to regulatory and working capital adjustments.

Adjusted revenue growth and operating margin exclude contributions from Business Solutions. In addition, adjusted operating margin excludes associated divestiture and acquisition costs, Business Solutions exit costs, as well as costs related to the exit from Russia and Belarus. The adjusted effective tax rate and EPS exclude the expected gain on sale, divestiture and acquisition costs, Business Solutions exit costs, and exit costs from Russia and Belarus.

Revenue	GAAP: approximately -9% to -11% Adjusted (constant currency, excluding the impact of Argentina inflation and proforma for the planned sale of Business Solutions): low-single digit decline
Operating Profit Margin	GAAP and Adjusted: approximately 20%
Effective Tax Rate	GAAP: approximately 21% Adjusted: mid-teens range
EPS	GAAP: $2.13 - $2.23 Adjusted: $1.75 - $1.85

Adjustment Items

Adjusted constant currency revenue growth metrics for 2022 exclude contributions from Business Solutions as the Company entered into an agreement to sell the business in 2021 and the first of two closings occurred on March 1, 2022. Adjusted operating profit metrics for 2022 exclude contributions from Business Solutions, acquisition and divestitures costs, Russia and Belarus exit costs, and Business Solutions exit costs. Adjusted tax rate and earnings per share metrics for 2022 periods exclude the following items and the related taxes, as applicable: acquisition and divestiture costs, Russia and Belarus exit costs, Business Solutions exit costs, and gain on the sale of Business Solutions.

Adjusted constant currency revenue growth metrics for 2021 exclude contributions from Business Solutions. Adjusted operating profit metrics for 2021 periods exclude acquisition and divestiture costs. Adjusted tax rate and earnings per share metrics for 2021 periods exclude the following items and the related taxes, as applicable: acquisition and divestiture costs (all quarters), the impact from the gain on an investment sale (second quarter), debt retirement expenses (second quarter), Business Solutions change in permanent reinvestment tax assertion (third quarter), and non-cash expenses associated with the termination of the Company’s pension plan (fourth quarter).

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (669) 900-6833 or +1 (253) 215-8782 fifteen minutes prior to the start of the call, followed by the meeting ID, which is 979 6440 0760 and the passcode, which is 455210. Alternatively, you can join by clicking the link here.

The conference call and accompanying slides will be available via webcast at https://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at https://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our Business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation (“GDPR”) in the European Union ("EU") and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau (“CFPB”) and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and over 130 currencies. We connect consumers, businesses, financial institutions, and governments through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and a substantial global network of retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

Claire.Treacy@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		2%	16%	2%	1%	5%	(4)%
Consolidated revenues, constant currency (non-GAAP) - YoY % change	(a)	2%	13%	2%	2%	4%	(2)%
Consolidated revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % Change	(a)	2%	13%	0%	1%	4%	(1)%
Consolidated operating margin (GAAP)		19.2%	19.8%	24.8%	24.7%	22.1%	20.5%
Consolidated operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)	(b)	19.3%	20.2%	25.2%	24.9%	22.5%	22.5%
Consolidated operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP) (1)	(b)	N/A	N/A	N/A	N/A	N/A	21.8%

EBITDA margin (non-GAAP)	(c)	23.7%	24.1%	28.8%	28.4%	26.3%	24.6%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		4%	15%	0%	(1)%	4%	(5)%
Revenues, constant currency (non-GAAP) - YoY % change	(f)	2%	12%	(1)%	0%	3%	(3)%

Transactions (in millions)		73.0	78.0	76.6	78.3	305.9	69.7
Transactions - YoY % change		9%	15%	(1)%	0%	5%	(4)%

Total principal ($- billions)		$25.7	$27.9	$27.7	$27.7	$109.0	$24.8
Principal per transaction, as reported - YoY % change		15%	11%	4%	4%	8%	1%
Principal per transaction, constant currency - YoY % change	(g)	12%	8%	3%	4%	6%	3%

Cross-border principal, as reported - YoY % change		28%	29%	4%	5%	15%	(3)%
Cross-border principal, constant currency - YoY % change	(h)	26%	25%	3%	5%	14%	(1)%

Operating margin		19.6%	20.7%	24.3%	24.2%	22.2%	20.7%

Digital money transfer revenues (GAAP) - YoY % change	(hh)	45%	22%	15%	13%	22%	5%
Digital money transfer foreign currency translation impact	(j)	(1)%	(3)%	(1)%	(1)%	(1)%	1%
Digital money transfer revenues, constant currency (non-GAAP) - YoY % change	(hh)	44%	19%	14%	12%	21%	6%
Digital money transfer transactions - YoY % change		77%	33%	19%	17%	32%	4%

westernunion.com revenues (GAAP) - YoY % change	(gg)	38%	18%	12%	9%	18%	4%
westernunion.com foreign currency translation impact	(j)	(1)%	(3)%	(1)%	0%	(1)%	1%
westernunion.com revenues, constant currency (non-GAAP) - YoY % change	(gg)	37%	15%	11%	9%	17%	5%
westernunion.com transactions - YoY % change	(gg)	55%	18%	9%	6%	19%	0%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (q) below for more information.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	0%	4%	(2)%	2%	1%	(1)%
NA region foreign currency translation impact	(j)	1%	0%	0%	0%	0%	0%
NA region revenues, constant currency (non-GAAP)	(aa), (bb)	1%	4%	(2)%	2%	1%	(1)%
NA region transactions	(aa), (bb)	1%	3%	(5)%	(2)%	(1)%	(6)%

EU & CIS region revenues (GAAP)	(aa), (cc)	8%	18%	(3)%	(8)%	3%	(14)%
EU & CIS region foreign currency translation impact	(j)	(4)%	(8)%	(2)%	1%	(3)%	4%
EU & CIS region revenues, constant currency (non-GAAP)	(aa), (cc)	4%	10%	(5)%	(7)%	0%	(10)%
EU & CIS region transactions	(aa), (cc)	28%	26%	3%	1%	13%	(7)%

MEASA region revenues (GAAP)	(aa), (dd)	1%	19%	(2)%	2%	4%	2%
MEASA region foreign currency translation impact	(j)	(1)%	(1)%	0%	0%	0%	1%
MEASA region revenues, constant currency (non-GAAP)	(aa), (dd)	0%	18%	(2)%	2%	4%	3%
MEASA region transactions	(aa), (dd)	13%	22%	2%	6%	10%	5%

LACA region revenues (GAAP)	(aa), (ee)	3%	70%	25%	8%	22%	2%
LACA region foreign currency translation impact	(j)	5%	(2)%	1%	4%	2%	3%
LACA region revenues, constant currency (non-GAAP)	(aa), (ee)	8%	68%	26%	12%	24%	5%
LACA region transactions	(aa), (ee)	(8)%	42%	10%	2%	9%	2%

APAC region revenues (GAAP)	(aa), (ff)	9%	20%	1%	0%	6%	(6)%
APAC region foreign currency translation impact	(j)	(6)%	(7)%	(2)%	0%	(3)%	3%
APAC region revenues, constant currency (non-GAAP)	(aa), (ff)	3%	13%	(1)%	0%	3%	(3)%
APAC region transactions	(aa), (ff)	(2)%	3%	(13)%	(13)%	(7)%	(13)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
% of C2C Revenue
NA region revenues	(aa), (bb)	37%	37%	37%	38%	37%	39%
EU & CIS region revenues	(aa), (cc)	33%	33%	32%	31%	32%	29%
MEASA region revenues	(aa), (dd)	16%	15%	15%	15%	15%	17%
LACA region revenues	(aa), (ee)	8%	9%	9%	9%	9%	9%
APAC region revenues	(aa), (ff)	6%	6%	7%	7%	7%	6%

Digital money transfer revenues	(aa)	23%	24%	24%	24%	24%	25%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		(18)%	8%	3%	5%	(1)%	8%
Operating margin		22.6%	16.2%	18.3%	21.3%	19.6%	31.7%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		87%	87%	86%	87%	87%	86%
Business Solutions segment revenues		8%	8%	9%	8%	8%	8%
Other revenues		5%	5%	5%	5%	5%	6%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021	% Change
Revenues	$1,155.7	$1,210.0	(4)%
Expenses:
Cost of services	655.1	706.0	(7)%
Selling, general, and administrative	263.1	271.2	(3)%
Total expenses	918.2	977.2	(6)%
Operating income	237.5	232.8	2%
Other income/(expense):
Gain on divestiture of business (a)	151.4	—	(b)
Interest income	0.6	0.4	51%
Interest expense	(24.8)	(28.4)	(13)%
Other expense, net	(2.5)	(1.9)	21%
Total other income/(expense), net	124.7	(29.9)	(b)
Income before income taxes	362.2	202.9	79%
Provision for income taxes	68.9	21.1	(b)
Net income	$293.3	$181.8	61%
Earnings per share:
Basic	$0.75	$0.44	70%
Diluted	$0.74	$0.44	68%
Weighted-average shares outstanding:
Basic	393.1	411.7
Diluted	394.5	414.3

_________________________________________________

(a)
On March 1, 2022, the Company completed the first close of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer"), and received cash consideration of approximately $910 million, subject to regulatory and working capital adjustments. The first close excluded the operations in the European Union and the United Kingdom. The second closing is expected in the second half of 2022.
(b)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$1,295.8	$1,208.3
Settlement assets	2,999.5	2,843.5
Property and equipment, net of accumulated depreciation of $645.0 and $650.4, respectively	122.9	129.4
Goodwill	2,034.6	2,034.6
Other intangible assets, net of accumulated amortization of $753.9 and $731.8, respectively	400.1	417.1
Other assets	1,012.7	737.7
Assets held for sale (a)	623.1	1,452.9
Total assets	$8,488.7	$8,823.5
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$470.7	$450.2
Settlement obligations	2,999.5	2,843.5
Income taxes payable	927.3	870.7
Deferred tax liability, net	182.7	203.8
Borrowings	2,534.5	3,008.4
Other liabilities	662.6	269.4
Liabilities associated with assets held for sale (a)	358.6	821.9
Total liabilities	8,135.9	8,467.9

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 387.1 shares and 393.8 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3.9	3.9
Capital surplus	960.5	941.0
Accumulated deficit	(495.4)	(537.2)
Accumulated other comprehensive loss	(116.2)	(52.1)
Total stockholders' equity	352.8	355.6
Total liabilities and stockholders' equity	$8,488.7	$8,823.5

_________________________________________________

(a)
Includes balances associated with the Company’s Business Solutions business, which were held for sale as of March 31, 2022 and December 31, 2021. On March 1, 2022, the Company completed the first close of the Business Solutions business, which excluded the operations of the European Union and the United Kingdom, and received the entire cash consideration.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities
Net income	$293.3	$181.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11.3	12.8
Amortization	35.5	40.6
Gain on divestiture of business, excluding transaction costs	(155.8)	—
Other non-cash items, net	22.9	30.3
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	(93.2)	(46.9)
Accounts payable and accrued liabilities	36.0	(35.8)
Income taxes payable	56.2	5.5
Other liabilities	(6.2)	(12.5)
Net cash provided by operating activities	200.0	175.8
Cash flows from investing activities
Payments for capitalized contract costs	(6.9)	(78.3)
Payments for internal use software	(12.6)	(9.9)
Purchases of property and equipment	(10.3)	(8.7)
Purchases of settlement investments	(178.4)	(161.7)
Proceeds from the sale of settlement investments	71.6	427.1
Maturities of settlement investments	37.4	100.0
Purchase of a non-settlement investment	(250.0)	—
Proceeds from divestiture, net of cash divested	896.1	—
Other investing activities	(5.9)	0.7
Net cash provided by investing activities	541.0	269.2
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(91.8)	(96.7)
Common stock repurchased	(154.4)	(84.5)
Net repayments of commercial paper	(175.0)	(80.0)
Net proceeds from issuance of borrowings	—	892.6
Principal payments on borrowings	(300.0)	(650.0)
Proceeds from exercise of options	8.9	8.1
Net change in settlement obligations	(80.4)	(297.1)
Other financing activities	—	0.1
Net cash used in financing activities	(792.7)	(307.5)
Net change in cash and cash equivalents, including settlement, and restricted cash	(51.7)	137.5
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,110.9	2,143.1
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,059.2	$2,280.6

	March 31,
	2022	2021
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,295.8	$1,502.6
Settlement cash and cash equivalents	685.7	764.0
Restricted cash in Other assets	24.6	14.0
Cash included in Assets held for sale	53.1	—
Cash and cash equivalents, including settlement, and restricted cash	$2,059.2	$2,280.6

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended
	March 31,
	2022	2021	% Change
Revenues:
Consumer-to-Consumer	$999.0	$1,050.9	(5)%
Business Solutions (a)	89.1	96.5	(8)%
Other (b)	67.6	62.6	8%
Total consolidated revenues	$1,155.7	$1,210.0	(4)%
Segment operating income:
Consumer-to-Consumer	$207.2	$206.1	1%
Business Solutions (a)	27.5	12.6	(c)
Other (b)	21.5	14.1	52%
Total segment operating income	256.2	232.8	10%
Russia/ Belarus exit costs (d)	(11.0)	—	(c)
Business Solutions exit costs (d)	(7.7)	—	(c)
Total consolidated operating income	$237.5	$232.8	2%
Segment operating income margin
Consumer-to-Consumer	20.7%	19.6%	1.1%
Business Solutions (a)	30.8%	13.1%	17.7%
Other (b)	31.7%	22.6%	9.1%

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business to the Buyer, which will be completed in two closings, the first which occurred on March 1, 2022, with the second expected in the second half of 2022. The operations of the Business Solutions business to be sold in the second closing continue to be included in Revenues and Operating income after the first closing. However, between the first and second closing, the Company will pay the Buyer a measure of the profits from these operations, adjusted for income taxes and other charges, as contractually agreed, and this expense is recognized in Other expense, net in the Condensed Consolidated Statements of Income.
(b)
Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(c)
Calculation not meaningful.
(d)
Represents the exit costs incurred in connection with the suspension of operations in Russia and Belarus and the divestiture of the Business Solutions business.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,210.0	$1,289.7	$1,286.3	$1,284.8	$5,070.8	$1,155.7
	Foreign currency translation impact	(j)	(0.9)	(29.4)	(2.8)	14.8	(18.3)	33.2
	Revenues, constant currency (non-GAAP)		1,209.1	1,260.3	1,283.5	1,299.6	5,052.5	1,188.9
	Less Business Solutions revenues, constant currency (non-GAAP)	(i), (q)	(90.9)	(92.1)	(113.7)	(109.2)	(405.9)	(91.9)
	Revenues, constant currency, excluding Business Solutions (non-GAAP)		$1,118.2	$1,168.2	$1,169.8	$1,190.4	$4,646.6	$1,097.0
	Prior year revenues (GAAP)		$1,190.0	$1,114.7	$1,258.5	$1,271.8	$4,835.0	$1,210.0
	Less prior year revenues from Business Solutions (GAAP)	(q)	(98.4)	(79.4)	(89.1)	(89.2)	(356.1)	(96.5)
	Prior year revenues, adjusted, excluding Business Solutions		$1,091.6	$1,035.3	$1,169.4	$1,182.6	$4,478.9	$1,113.5
	Revenues (GAAP) - YoY % Change		2%	16%	2%	1%	5%	(4)%
	Revenues, constant currency (non-GAAP) - YoY% Change		2%	13%	2%	2%	4%	(2)%
	Revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % Change		2%	13%	0%	1%	4%	(1)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$232.8	$254.9	$318.6	$316.8	$1,123.1	$237.5
	Acquisition and divestiture costs	(l)	0.9	5.6	5.5	3.7	15.7	3.3
	Russia/Belarus exit costs	(r)	N/A	N/A	N/A	N/A	N/A	11.0
	Business Solutions exit costs	(r)	N/A	N/A	N/A	N/A	N/A	7.7
	Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)		$233.7	$260.5	$324.1	$320.5	$1,138.8	$259.5
	Less Business Solutions operating income(1)	(q)	N/A	N/A	N/A	N/A	N/A	(26.5)
	Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)		$233.7	$260.5	$324.1	$320.5	$1,138.8	$233.0
	Operating margin (GAAP)		19.2%	19.8%	24.8%	24.7%	22.1%	20.5%
	Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs and Business Solutions exit costs (non-GAAP)		19.3%	20.2%	25.2%	24.9%	22.5%	22.5%
	Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)(1)		N/A	N/A	N/A	N/A	N/A	21.8%

(c)	Operating income (GAAP)		$232.8	$254.9	$318.6	$316.8	$1,123.1	$237.5
	Depreciation and amortization		53.4	55.6	51.3	47.9	208.2	46.8
	EBITDA (non-GAAP)	(k)	$286.2	$310.5	$369.9	$364.7	$1,331.3	$284.3
	Operating margin (GAAP)		19.2%	19.8%	24.8%	24.7%	22.1%	20.5%
	EBITDA margin (non-GAAP)		23.7%	24.1%	28.8%	28.4%	26.3%	24.6%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (q) below for more information.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
	Consolidated Metrics cont.
(d)	Effective tax rate (GAAP)		10%	14%	20%	7%	14%	19%
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(p)	N/A	N/A	(6)%	0%	(2)%	N/A
	Acquisition and divestiture costs	(l)	0%	0%	0%	0%	0%	0%
	Gain on investment sale	(m)	N/A	0%	0%	(1)%	0%	N/A
	Debt extinguishment costs	(n)	N/A	0%	0%	0%	0%	N/A
	Pension settlement charge	(o)	N/A	0%	0%	6%	1%	N/A
	Business Solutions gain	(q)	N/A	N/A	N/A	N/A	N/A	(6)%
	Business Solutions exit costs	(r)	N/A	N/A	N/A	N/A	N/A	0%
	Russia/Belarus exit costs	(r)	N/A	N/A	N/A	N/A	N/A	0%
	Effective tax rate, adjusted (non-GAAP)		10%	14%	14%	12%	13%	13%

(e)	Diluted Earnings per Share (GAAP)		$0.44	$0.54	$0.57	$0.42	$1.97	$0.74
	Pretax impacts from the following:
	Acquisition and divestiture costs	(l)	N/A	0.01	0.01	0.01	0.03	0.01
	Gain on investment sale	(m)	N/A	(0.12)	—	—	(0.12)	N/A
	Debt extinguishment costs	(n)	N/A	0.04	—	—	0.04	N/A
	Pension settlement charge	(o)	N/A	N/A	N/A	0.27	0.27	N/A
	Business Solutions gain	(q)	N/A	N/A	N/A	N/A	N/A	(0.38)
	Business Solutions exit costs	(r)	N/A	N/A	N/A	N/A	N/A	0.02
	Russia/Belarus exit costs	(r)	N/A	N/A	N/A	N/A	N/A	0.02
	Income tax expense/(benefit) impacts from the following:
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(p)	N/A	N/A	0.05	—	0.04	N/A
	Acquisition and divestiture costs	(l)	N/A	—	—	—	—	—
	Gain on investment sale	(m)	N/A	0.02	—	—	0.03	N/A
	Debt extinguishment costs	(n)	N/A	(0.01)	—	—	(0.01)	N/A
	Pension settlement charge	(o)	N/A	N/A	N/A	(0.06)	(0.06)	—
	Business Solutions gain	(q)	N/A	N/A	N/A	N/A	N/A	0.10
	Business Solutions exit costs	(r)	N/A	N/A	N/A	N/A	N/A	—
	Russia/Belarus exit costs	(r)	N/A	N/A	N/A	N/A	N/A	—
	Diluted Earnings per share, adjusted (non-GAAP)		$0.44	$0.48	$0.63	$0.64	$2.19	$0.51

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
	C2C Segment Metrics
(f)	Revenues (GAAP)		$1,050.9	$1,127.1	$1,104.5	$1,111.5	$4,394.0	$999.0
	Foreign currency translation impact	(j)	(11.1)	(32.1)	(9.4)	6.2	(46.4)	20.8
	Revenues, constant currency (non-GAAP)		$1,039.8	$1,095.0	$1,095.1	$1,117.7	$4,347.6	$1,019.8
	Prior year revenues (GAAP)		$1,015.4	$976.6	$1,106.5	$1,121.5	$4,220.0	$1,050.9
	Revenues (GAAP) - YoY % change		4%	15%	0%	(1)%	4%	(5)%
	Revenues, constant currency (non-GAAP) - YoY % change		2%	12%	(1)%	0%	3%	(3)%

(g)	Principal per transaction, as reported ($- dollars)		$353	$357	$361	$354	$356	$356
	Foreign currency translation impact ($- dollars)	(j)	(7)	(10)	(1)	2	(4)	8
	Principal per transaction, constant currency ($- dollars)		$346	$347	$360	$356	$352	$364
	Prior year principal per transaction, as reported ($- dollars)		$308	$322	$348	$341	$331	$353
	Principal per transaction, as reported - YoY % change		15%	11%	4%	4%	8%	1%
	Principal per transaction, constant currency - YoY % change		12%	8%	3%	4%	6%	3%

(h)	Cross-border principal, as reported ($- billions)		$24.5	$26.6	$26.5	$26.5	$104.1	$23.8
	Foreign currency translation impact ($- billions)	(j)	(0.5)	(0.7)	(0.2)	0.2	(1.2)	0.5
	Cross-border principal, constant currency ($- billions)		$24.0	$25.9	$26.3	$26.7	$102.9	$24.3
	Prior year cross-border principal, as reported ($- billions)		$19.1	$20.7	$25.5	$25.3	$90.6	$24.5
	Cross-border principal, as reported - YoY % change		28%	29%	4%	5%	15%	(3)%
	Cross-border principal, constant currency - YoY % change		26%	25%	3%	5%	14%	(1)%

	Business Solutions Segment Metrics
(i)	Revenues (GAAP)		$96.5	$99.3	$116.8	$109.2	$421.8	$89.1
	Foreign currency translation impact	(j)	(5.6)	(7.2)	(3.1)	0.0	(15.9)	2.8
	Revenues, constant currency (non-GAAP)		$90.9	$92.1	$113.7	$109.2	$405.9	$91.9
	Prior year revenues (GAAP)		$98.4	$79.4	$89.1	$89.2	$356.1	$96.5
	Revenues (GAAP) - YoY % change		(2)%	25%	31%	22%	18%	(8)%
	Revenues, constant currency (non-GAAP) - YoY % change		(8)%	16%	28%	22%	14%	(5)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

2022 Consolidated Outlook Metrics
	Notes		FY2022
Operating margin (GAAP)			20.0%
Impact from acquisition and divestiture costs	(l)		0.0%
Impact from the sale of Business Solutions, including exit costs	(q), (r)		(0.5)%
Impact from Russia/Belarus exit costs	(r)		0.5%
Operating margin, adjusted, excluding acquisition and divestiture costs, the sale of Business Solutions, including exit costs, and Russia/Belarus exit costs (non-GAAP)			20.0%

		Range
Earnings per share (GAAP) ($- dollars)		$2.13	$2.23
Impact from acquisition and divestiture costs, net of related taxes	(l)	0.02	0.02
Gain on the sale of Business Solutions, net of related taxes	(q)	(0.44)	(0.44)
Impact from Business Solutions exit costs, net of related taxes	(r)	0.01	0.01
Impact from Russia/Belarus exit costs, net of related taxes	(r)	0.03	0.03
Earnings per share, adjusted, excluding the acquisition and divestiture costs, gain on the sale of Business Solutions, and exit costs from Business Solutions and Russia/Belarus, net of related taxes (non-GAAP) ($- dollars)		$1.75	$1.85

Non-GAAP related notes:

(j)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(k)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(l)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(m)
On April 12, 2021, the Company sold a substantial majority of the noncontrolling interest it held in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. The Company believes excluding the impact of this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(n)
On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other expense, net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(o)
Represents the settlement charges for the Company's defined benefit pension plan incurred in the fourth quarter of 2021. On July 22, 2021, the Company's Board of Directors approved a plan to terminate and settle this frozen defined benefit plan, and during the fourth quarter of 2021, the Company settled its obligations under the plan and transferred the corresponding amount of plan assets to the insurer. The expenses associated with the pension settlement were recorded to Pension settlement charges within Total other income/(expense), net. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(p)
Represents the tax impact from changes to certain of the Company's permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in 2021. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(q)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer") for cash consideration of $910.0 million, subject to regulatory and working capital adjustments. The sale will be completed in two closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing is currently expected to occur in the second half of 2022, pending regulatory approvals, at which time the remainder of the gain will be recognized. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. Between the first and second closing, the Company will continue to record revenues and operating income for the European Union and United Kingdom operations, but it will pay the Buyer a measure of the profits from these operations, adjusted for income taxes and other charges, as contractually agreed, and this expense is recognized in Other expense. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its first quarter 2022 results and the 2022 adjusted outlook, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results in 2022 and future periods. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.

(r)
Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results. These expenses have been excluded from operating income, the effective tax rate, and diluted earnings per share, net of related taxes. Additionally, the outlook metrics have been adjusted to exclude these costs, net of related taxes where applicable. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)
Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)
Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“westernunion.com”).
(hh)
Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on websites and mobile applications hosted by the Company's third-party white label or co-branded digital partners.